Exhibit 10.1

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND HAVE BEEN TAKEN FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION THEREOF. NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION AND QUALIFICATION WITHOUT, EXCEPT UNDER CERTAIN SPECIFIC LIMITED CIRCUMSTANCES, AN OPINION OF COUNSEL FOR THE INVESTOR, REASONABLY ACCEPTABLE TO THE COMPANY, THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

IMAGEWARE SYSTEMS, INC.

SECURED PROMISSORY NOTE

$250,000	March 17, 2006

San Diego, CA

FOR VALUE RECEIVED, ImageWare Systems, Inc., a Delaware corporation (“Company”), promises to pay to Cranshire Capital, (“Investor”) or its registered assigns, in lawful money of the United States of America, the principal sum of Two Hundred Fifty Thousand Dollars ($250,000) or such lesser amount as shall equal the outstanding principal amount hereof together with interest from the date of this Note on the unpaid principal balance at a rate equal to eight percent (8%) per year, computed on the basis of a year consisting of 360 days and compounded monthly on the last day of each calendar month. Unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earlier of  (i) the Maturity Date, or (ii) when, upon or after the occurrence of an Event of Default (as defined below), such amounts are declared due and payable by the Investor or made automatically due and payable in accordance with the terms hereof. This Note is issued pursuant to the Secured Promissory Note Purchase Agreement dated as of March 17, 2006 (as amended, modified or supplemented, the “Note Purchase Agreement”) among the Company, the Investor and the other Purchasers identified therein.

THE OBLIGATIONS DUE UNDER THIS NOTE ARE SECURED BY A SECURITY AGREEMENT (THE “SECURITY AGREEMENT”), DATED AS OF MARCH 17, 2006, AS AMENDED, AND EXECUTED BY COMPANY IN FAVOR OF THE LENDERS’ AGENT IDENTIFIED THEREIN FOR THE BENEFIT OF INVESTOR AND THE OTHER PURCHASERS OF NOTES. THE OBLIGATIONS DUE UNDER THIS NOTE ARE ALSO SECURED BY THE SUBSIDIARY GUARANTEES, WHICH IN TURN ARE SECURED BY THE GUARANTOR SECURITY AGREEMENTS. ADDITIONAL RIGHTS OF INVESTOR ARE SET FORTH IN

THE SECURITY AGREEMENT, THE SUBSIDIARY GUARANTEES, THE GUARANTOR SECURITY AGREEMENTS AND THE NOTE PURCHASE AGREEMENT.

The following is a statement of the rights of Investor and the conditions to which this Note is subject, and to which Investor, by the acceptance of this Note, agrees:

1.             Definitions. As used in this Note, the following capitalized terms have the following meanings (capitalized terms used and not defined herein shall have the meanings in the Note Purchase Agreement):

(a)           “Company” means ImageWare Systems, Inc. a Delaware corporation. As used in this Agreement, the term “Company” shall also include, unless the context otherwise requires, the Subsidiaries of the Company.

(b)           “Event of Default” has the meaning given in Section 5 hereof.

(c)           “Financial Statements” shall mean, with respect to any accounting period for the Company, statements of operations, retained earnings and cash flow of the Company for such period, and balance sheets of the Company as of the end of such period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year if such period is less than a full fiscal year or, if such period is a full fiscal year, corresponding figures from the preceding fiscal year, all in accordance with the books and records of the Company, which have been maintained in accordance with good business practices. Unless otherwise indicated, each reference to Financial Statements of the Company shall be deemed to refer to Financial Statements prepared on a consolidated basis.

(d)           “Indebtedness” shall mean indebtedness owed to banks, commercial finance Investors, insurance companies, leasing or equipment financing institutions or other lending institutions regularly engaged in the business of lending money (excluding venture capital, investment banking or similar institutions which sometimes engage in lending activities but which are primarily engaged in investments in equity securities), which is for money borrowed or the deferred purchase price or leasing of equipment, whether or not secured.

(e)           “Investor” shall mean the person specified in the introductory paragraph of this Note who shall at the time be the registered Investor of this Note.

(f)            “Lien” shall mean, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction.

(g)           “Material Adverse Effect” shall mean a material adverse effect on (i) the business, prospects, assets, operations or financial condition of Company; (ii) the ability of Company to pay or perform the Obligations in accordance with the terms of this Note and the other Financing

Documents; or (iii) the rights and remedies of Investor under this Note and the other Financing Documents.

(h)           “Maturity Date” shall mean March 16, 2007.

(i)            “Note Purchase Agreement” has the meaning given in the introductory paragraph hereof.

(j)            “Obligations” shall mean all loans, advances, debts, liabilities and obligations, howsoever arising, owed by Company to Investor of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of this Note and the other Financing Documents (as identified in the Note Purchase Agreement), including, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

(k)           “Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

(l)            “Security Agreement” has the meaning given in Section 2(a) of the Note Purchase Agreement.

(m)          “Warrant” has the meaning given in the recitals of the Note Purchase Agreement.

2.             Interest. Accrued interest on this Note shall be payable on the last business day of each calendar quarter until the outstanding principal amount hereof shall be paid in full at Maturity, or as otherwise with the first such payment due on March 31, 2006.

3.             Pre-Payment. (a)  Pre-Payments of this Note shall automatically be due and payable upon the occurrence of any of the following events (collectively “ Principal Payment Triggers”);

(i)            Payments received by the Company in connection with contracts with Grupo Inffinix and Argus Solutions or any affiliate thereof, or any extension, renewal or amendment of such contracts; or

(ii)           Payments made against any new contract signed by the Company which contract amount is in excess of $1,500,000; or

(iii)          The receipt by the Company of proceeds from the sale of equity or equity-linked securities by the Company; or

(iv)          Receipt of proceeds from the issuance by the Company of any type of debt instruments, including lines of credit.

(b) In addition, upon five (5) days prior written notice to Investor, Company may prepay this Note in whole or in part.

(c) Any prepayment of this Note may only be made in connection with the prepayment of all Notes issued under the Note Purchase Agreement and on a pro rata basis, based on the respective aggregate outstanding principal amounts of each such Notes, and (ii) any such prepayment shall be applied first to the payment of expenses due under this Note and all Notes, second to interest accrued on this Note and all Notes and third, if the amount of prepayment exceeds the amount of all such expenses at accrued interest, to the payment of principal of this Note and all Notes.

4.             Certain Covenants.

(a)           Furnishing of Information. As long as any Investor owns securities, the Company covenants to timely file (or obtain extension in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as any Investor owns securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Investors and make publicly available in accordance with Rule 144(c) such information is as required for the Investors to sell the securities under Rule 144.

(b)           Notice of Default. The Company agrees to give prompt written notice to the Investor and to Lenders’ Agent of the occurrence of any Event of Default hereunder.

5.             Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note and the other Financing Documents:

(a)           Failure to Pay. If the Company fails to pay any principal or interest payment or any other payment required under the terms of this Note within five (5) days of the due date of such payment;

(b)           Failure to Comply With Covenants. Company shall have failed to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Note, the Security Agreement, the Note Purchase Agreement, the Subsidiary Guarantees, the Guarantor Security Agreements or any other Financing Document and has failed to cure such default within fifteen (15) days after Company’s receipt of written notice from the Investor of such default;

(c)           Loss of Priority of Lien. Investor’s Lien in the Collateral (as defined in the Security Agreement or the Guarantor Security Agreements) shall not be a first priority security interest, subject to Permitted Liens (as defined in the Security Agreement or the Guarantor Security Agreements);

(d)           Representations and Warranties. Any representation, warranty, certificate or other statement (financial or otherwise) made or furnished by or on behalf of the Company to Investor in writing in connection with this Note, the Security Agreement, the Subsidiary Guarantees,

the Guarantor Security Agreements or any of the other Financing Documents, or as an inducement to Investor to enter into this Note, the Security Agreement and the other Financing Documents, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished; or

(e)           Voluntary Bankruptcy or Insolvency Proceedings. Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) take any action for the purpose of effecting any of the foregoing; or

(f)            Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within thirty (30) days of commencement.

(g)           Financing Documents. Any Financing Document or any material term thereof shall cease to, or be asserted by the Company not to be, a legal valid and binding obligation of the Company enforceable in accordance to this term, or if the liens of Investor in any of the assets of the Company shall cease to be or shall not be valid, first priority perfected liens or the Company shall assert that such liens are not valid, first priority and perfected liens; and

(h)           Material Adverse Effect. One or more conditions exist or events have occurred which could reasonably indicate, or reasonably result in a Material Adverse Effect (as defined in the Note Purchase Agreement).

6.             Rights of Investor upon Default. Upon the occurrence or existence of any Event of Default (other than an Event of Default, referred to in Sections 3(e) and 3(f)) and at any time thereafter during the continuance of such Event of Default, the Lenders’ Agent may, by written notice to Company, declare all outstanding Obligations payable by Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. Upon the occurrence or existence of any Event of Default described in Sections 3(e) and 3(f), immediately and without notice, all outstanding Obligations payable by Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Investor may exercise any other right, power or remedy granted to it by the Financing Documents or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

7.             Successors and Assigns. Subject to the restrictions on transfer described in Sections 9 and 10 below, the rights and obligations of Company and Investor of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

8.             Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of Company and the Lenders’ Agent or if there is no Lenders’ Agent, by the Majority Holders (as defined in the Note Purchase Agreement).

9.             Transfer of this Note. This Note may not be sold, assigned or transferred by the Investor, except to an affiliate thereof. Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of Company. Prior to presentation of this Note, Company shall treat the registered Investor hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and Company shall not be affected by notice to the contrary.

10.           Assignment by Company. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by Company without the prior written consent of Lenders’ Agent, or if there is no Lenders’ Agent, the Majority Holders.

11.           Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall in writing and faxed, mailed or delivered to each party at the respective addresses of the parties as set forth in the Secured Promissory Note and Purchase Agreement, or at such other address or facsimile number as Company shall have furnished to Lender in writing. All such notices and communications shall be effective (a) when sent by Federal Express or other overnight service of recognized standing, on the business day following the deposit with such service; (b) when mailed, by registered or certified mail, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (c) when delivered by hand, upon delivery; and (d) when faxed, upon confirmation of receipt.

12.           Usury. In the event any interest is paid on this Note that is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

13.           Waivers. Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

14.           Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware, or of any other state.

15.           Lenders’ Agent. The Company acknowledges that pursuant to the Lenders’ Agent Agreement, dated as of the date hereof, among the Lenders’ Agent, the Investor and the other

Purchasers under the Note Purchase Agreement, the Lenders’ Agent shall have the right to act on behalf of the Investor with respect to matters involving this Note and the other Notes.

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IN WITNESS WHEREOF, Company has caused this Note to be issued as of the date first written above.

IMAGEWARE SYSTEMS, INC.
A Delaware Corporation

By:
S. James Miller, Chairman and CEO